SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                        Date of Report: December 4, 1997



                            PARADIGM TECHNOLOGY, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                     0-26124                 770140882-5
----------------------------       ---------------        ----------------------
(State or Other Jurisdiction         (Commission            (I.R.S. Employer
      of Incorporation)              File Number)         Identification Number)



            694 Tasman Drive, Milpitas, CA                        95035
      ------------------------------------------            -----------------
       (Address of principal executive offices)                 (Zip Code)



                                 (408) 954-0500
                         -------------------------------
                         (Registrant's telephone number,
                              including area code)

Item 5.    Other Events.
           ------------

           On November 26, 1997, pursuant to a Stock Purchase Agreement by and between Paradigm Technology, Inc. (the "Registrant") and Vintage Products, Inc. (the "Purchaser"), the Registrant sold a total of 100 shares of 5% Series C Convertible Preferred Stock (the "Series C Preferred Stock") to the Purchaser at a price of $10,000 per share, for total proceeds of approximately $1,000,000.

           The Series C Preferred Stock has a liquidation preference of $10,000 per share and bears cumulative dividends at a rate of five percent (5%) per share per annum. Such dividends are payable only in shares of Series C Preferred Stock and only immediately prior to the conversion of the Series C Preferred Stock into Common Stock of the Registrant (the "Common Stock"). The Series C Preferred Stock is convertible at the option of the holder into shares of Common Stock at any time following the earlier of (i) the effectiveness of a registration statement for the Common Stock into which the Series C Preferred Stock is convertible (the "Registration Statement") or (ii) March 2, 1998. At that time, each share of Series C Preferred Stock shall be convertible into that number of shares of Common Stock as is determined by dividing (i) the sum of (a) $10,000 plus (b) the amount of all accrued but unpaid or accumulated dividends on the shares of Series C Preferred Stock being so converted by (ii) the Conversion Price (as defined below) in effect at the time of conversion. The "Conversion Price" of the Series C Preferred Stock will be equal to the lower of
(i) $.59 or (a) 82% of the average closing bid price of a share of Common Stock as quoted on the Nasdaq National Market over the five consecutive trading days immediately preceding the date of the conversion notice delivered to the Registrant. If not sooner converted, all outstanding shares of Series C Preferred Stock shall be subject to automatic conversion on the earlier of (i) November 26, 1999, (ii) six months from the effectiveness of the Registration Statement or (iii) immediately prior to the consummation of the acquisition of the Registrant pursuant to a merger or consolidation or the sale of substantially all of the assets of the Registrant. Except in connection with such automatic conversion, in no event shall a holder of Series C Preferred Stock (the "Holder") be entitled to convert any Series C Preferred Stock in excess of that number of shares upon conversion of which the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Series C Preferred Stock), and (ii) the number of shares of Common Stock issuable upon the conversion of the Series C Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.9% of the outstanding shares of Common Stock.

           Except as otherwise required by law or the Certificate of Designation, the holders of Series C Preferred Stock are not entitled to vote on any matters submitted to the stockholders of the Registrant.


           So long as any shares of Series C Preferred Stock remain outstanding, the Registrant shall not, without the vote or written consent by the holders of at least a majority of the then outstanding shares of Series C Preferred Stock, authorize or issue any other equity security senior to the Series C Preferred Stock as to liquidation preferences or amend, alter or repeal its Certificate of Incorporation if the powers, preferences, or special rights of the Series C Preferred Stock would thereby be materially adversely affected.

           Pursuant to a Registration Rights Agreement, dated as of November 26, 1997, by and between the Registrant and the Purchaser, the Purchaser has been granted certain registration rights with respect to shares of Common Stock issuable upon conversion of the Series C Preferred Stock, pursuant to which the Registrant is required to file a Registration Statement on Form S-3 no later than 10 days from the initial issuance of the Series C Preferred Stock, and to maintain such registration statement in effect for a period of at least six months, subject to certain terms and conditions.

Item 7.    Financial Statements and Exhibits.
           ---------------------------------

           (a)     Financial statements of business acquired.

                   Not applicable.

           (b)     Pro forma financial information.

                   Not applicable.

           (c)     Exhibits.

                   2.1 Stock Purchase Agreement, dated as of November 26, 1997, by and between Paradigm Technology, Inc. and Vintage Products, Inc.

                   4.1 Certificate of Designation of the 5% Series C Convertible Preferred Stock as filed with the Secretary of State of the State of Delaware.

                   99.1   Press Release, dated December 3, 1997.

                                   SIGNATURES


           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

           Dated:  December 4, 1997

                                           PARADIGM TECHNOLOGY, INC.



                                           By         /s/ David G. Campbell
                                             -----------------------------------
                                                        David G. Campbell
                                                     Chief Financial Officer

                                  EXHIBIT INDEX
                                  -------------


    Exhibit No.                           Description
    -----------                           -----------

        2.1 Stock Purchase Agreement, dated as of November 26, 1997, by and between Paradigm Technology, Inc. and Vintage Products, Inc.


        4.1 Certificate of Designation of the 5% Series C Convertible Preferred Stock as filed with the Secretary of State of the State of Delaware.


        99.1         Press Release, dated December 3, 1997.